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                                                                       EXHIBIT 5
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                                 April 9, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re:  Vitalink Pharmacy Services, Inc.
          Registration Statement on Form S-3
          -----------------------------------

Ladies and Gentlemen:

     I have acted as general counsel to Vitalink Pharmacy Services, Inc. (the "Company") in connection with the preparation of the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, concurrently herewith. The Registration Statement relates to (i) the issuance of 917,759 shares (the "Option Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of the Company underlying outstanding options to purchase Common Stock of the Company, (ii) the resale of 190,483 Option Shares issuable to certain selling shareholders named therein (the "Selling Shareholders"), and (iii) the resale of 576,741 shares of Common Stock held by the Selling Shareholders as a result of a merger between the Company and GranCare, Inc. (the "Merger Shares").

     In connection with rendering the opinion set forth below, I have reviewed the records of the Company, the minutes of the meetings of the stockholders and directors of the Company, and such other records and documents as were necessary in my judgment to so render the opinion set forth below.

     Based upon the foregoing, I am of the opinion that:

     1. The Company was duly incorporated and is validly existing under the laws of the State of Delaware.

     2. The Option Shares have been or will be legally issued, fully paid and nonassessable when issued in accordance with the terms of the related option grant.

     3. The Merger Shares to be offered to third party purchasers have been legally issued and are fully paid and nonassessable.
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Securities and Exchange Commission
April 9, 1997
Page 10



     I hereby consent to the filing of this opinion with the Commission as an Exhibit to the Registration Statement referred to above.

                                    Very truly yours,


                                    /s/ Robert W. Horner III
                                    ------------------------------------
                                    Robert W. Horner III
                                    Secretary and General Counsel